UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 9, 2011

Wells Real Estate Fund IX, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-22039	58-2126622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On December 9, 2011, Wells Real Estate Fund IX, L.P. (the “Registrant”) sent a letter to the financial representatives of the limited partners of the Registrant announcing the anticipated distribution of net sale proceeds in May of 2012 from the sale of certain properties owned by the Wells funds in which their clients have invested, along with a copy of the investor letter that will be sent to those investors receiving distributions, which includes the specific property sales from which this disbursement will be generated and the total anticipated disbursement. A copy of the letter, which also includes a copy of the investor letter dated December 9, 2011, is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Exhibit Title
99.1	Letter to Financial Representatives dated December 9, 2011
99.2	Letter to Investors dated December 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: December 9, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Letter to Financial Representatives dated December 9, 2011
99.2	Letter to Investors dated December 9, 2011

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